Exhibit 10.1
Performance Share Grant Agreement
     1. The Performance Share Unit Grant for the number of Units specified on the award summary page is granted to you under, and governed by the terms and conditions of, the 2008 Performance Plan of The Goodyear Tire & Rubber Company, adopted effective April 8, 2008, as amended (the “Plan”), and this Grant Agreement. Since your awards are conveyed and managed online, your online acceptance constitutes your agreement to, and acceptance of, all terms and conditions of the Plan and this Grant Agreement. You also agree that you have read and understand the provisions of the Plan, this Grant Agreement and Annex A. All defined terms used in this Grant Agreement have the meanings set forth in the Plan.
     2. All rights conferred upon you under the provisions of this Grant Agreement are personal to you and no assignee, transferee or other successor in interest shall acquire any rights or interests whatsoever under this Grant Agreement, which is made exclusively for the benefit of you and the Company, except by will or the laws of descent and distribution.
     3. Except as otherwise provided in this Section 3, the number of Units earned will be determined and contingent upon the extent to which Performance Goals are achieved during the Performance Period, as described in Annex A and as determined by the Committee. As further consideration for the Units granted to you hereunder, except as otherwise provided in this Section 3, you must remain in the continuous employ of the Company or one or more of its Subsidiaries until December 31, 20___(the “Vesting Date”). In the event of your death, Retirement (defined as termination of employment at any age after 30 or more years, or at age 55 or older with at least 10 years, of continuous service with the Company and its Subsidiaries) or Disability (defined as termination of employment while receiving benefits for a period of not less than one year under a long-term disability income plan provided by a government or sponsored by the Company or one of its Subsidiaries) prior to completion of the Performance Period, you will receive a prorated number of Units. Any such proration will be based on the date of your termination of employment with the Company. In the event of your death, Retirement or Disability on or prior to the Vesting Date but after completion of the Performance Period, you will receive the number of Units earned as determined by the Committee following the end of the Performance Period, which will be payable as provided in Section 5. Nothing contained herein shall restrict the right of the Company or any of its Subsidiaries to terminate your employment at any time, with or without cause. Further, in the event that you incur a Severance during the Performance Period, the Units shall be deemed to have been fully earned at the target amount of the award opportunity specified on the award summary page, and in the event that you incur a Severance on or prior to the Vesting Date but after completion of the Performance Period, the Units shall be deemed to have been fully earned in the amount determined by the Committee following the end of the Performance Period.
     4. In the event you retire or otherwise terminate your employment with the Company or a Subsidiary and within 18 months after such termination date you accept employment with a competitor of, or otherwise engage in competition with, the Company, the Committee, in its sole discretion, may require you to return, or (if not received) to forfeit, to the Company the payments made (or to be made) hereunder which you have received (or will receive) at any time on or after the date which is six months prior to the date of your termination of employment with the Company. Additionally, if you have retired from the Company, all Units granted to you

Performance Share Grant Agreement
hereunder which are outstanding prior to your competitive engagement shall be automatically cancelled.
     5. The number of Units earned will be paid as follows:
     (a) The Company will pay to you 100% of the total number of Units earned in shares of Common Stock (with each Unit being equivalent to one share of Common Stock), less such withholding and payroll taxes as the Company shall determine to be necessary or appropriate. Except as provided pursuant to an election under Section 5(b), any payment pursuant to Section 5 of this Grant Agreement shall be made (i) after the Vesting Date but in no event later than March 15, 20___; or (ii) in the event of your earlier Severance, within 30 days after your Severance. Any fraction of a Unit will be paid to you on the relevant date in cash, the amount of which shall be determined using the Fair Market Value of the Common Stock.
     (b) Notwithstanding the foregoing, you may elect on a form provided by the Company (the “Deferral Election”) to defer all or a specified whole percentage of the aforesaid Units earned until the Optional Deferral Date (as defined below), in which event the amount you elect to defer (which shall be equal to the product of UE x PDE, where UE equals the number of Units earned and PDE equals the percentage, expressed as a decimal, of the Units earned you elect to defer) will be credited by March 15, 20___to an account maintained in the records of the Company and will be converted into Deferral Units (as defined below).
          (i) The Deferral Election must be filed with the Company by, and shall become irrevocable as of, December 31 (or such earlier date as specified by the Company on the Deferral Election) of the calendar year next preceding the first day of the Performance Period for which such Units would otherwise be earned. If you first become eligible to defer the Units after the beginning of the Performance Period (within the meaning of Section 409A of the Code and after applying the plan aggregation rules for voluntary deferral plans), the Deferral Election must be filed with the Company by, and shall become irrevocable as of, the thirtieth (30th) day following the Date of Grant (or such earlier date as specified by the Company on the Deferral Election) and shall only apply to the Units earned after the Deferral Election becomes irrevocable using the procedures set forth under Section 409A of the Code. Once irrevocable, a Deferral Election shall not be amended or terminated and payment of earned Units subject to a Deferral Election shall not be affected by a subsequent Severance.
          (ii) You must also elect on the Deferral Election whether to receive the Deferral Units in a single lump sum on the fifth business day following the Optional Deferral Date or, in lieu of a lump sum on the fifth business day following the Optional Deferral Date, (1) in a series of not less than five (5) or more than ten (10) annual installments commencing on the fifth business day following the Optional Deferral Date, or (2) a specified percentage of your

Performance Share Grant Agreement
Deferral Units on the fifth business day following the Optional Deferral Date and the balance of your Deferral Units in installments as specified in clause (1) of this sentence. To the extent that you do not designate the form of payment of the Deferral Units on a Deferral Election as provided in this Section 5(b)(ii), then the Deferral Units shall be paid in the form of a single lump sum on the fifth business day following the Optional Deferral Date.
     6. As used herein, the term: (1) “Deferral Unit” means an equivalent to a hypothetical share of the Common Stock; and (2) “Optional Deferral Date” means the first business day of the twelfth month following the month during which you incur a “separation from service” with the Company and its affiliates within the meaning of Section 409A of the Code for any reason (whether Retirement, Disability, death, voluntary termination or otherwise). You will be deemed to have a “separation from service” on the date of your termination, if after the date of your termination you are not reasonably anticipated to provide a level of bona fide services to the Company or any affiliate that exceeds 25% of the average level of bona fide services provided by you in the immediately preceding 36 months (or, if less, the full period of services to the Company or any affiliate). All computations relating to Deferral Units, fractions of shares of Common Stock and Dividend Equivalents will be rounded, if necessary, to the fourth decimal place.
     7. Each Deferral Unit will be credited with one Dividend Equivalent on each date on which cash dividends are paid on shares of the Common Stock (and each fraction of a Deferral Unit shall be credited with a like fraction of a Dividend Equivalent). Dividend Equivalents (and fractions thereof, if any) will be automatically translated into Deferral Units by dividing the dollar amount of such Dividend Equivalents by the Fair Market Value of the Common Stock on the date the relevant Dividend Equivalents are accrued to your account. The number of Deferral Units (and any fractions thereof) resulting will be credited to your account (in lieu of the dollar amount of such Dividend Equivalent) and shall continually be denominated in Deferral Units until converted for payment as provided in this Grant Agreement.
     8. On the Optional Deferral Date (to the extent you have not elected to receive payment in installments), the whole Deferral Units then in your account (which have not been designated for payment in installments) will be converted to a like number of shares of Common Stock. Within five business days following the Optional Deferral Date you will be paid such number of shares of Common Stock. Any fraction of a Deferral Unit will be paid to you on the relevant date in cash, the amount of which shall be determined using the Fair Market Value of the Common Stock.
     9. If you properly elect to receive payment of your Deferral Units or a portion thereof in annual installments, then each installment shall be in an amount equal to the total number of Deferral Units credited to your account on the Optional Deferral Date or on the anniversary thereof, as the case may be, divided by the number of annual installments remaining (including the annual installment then being calculated for payment) to be paid. Payment with respect to your Deferral Units shall be made on the fifth business day following the Optional Deferral Date or the applicable anniversary thereof, as the case may be. In respect of each installment, the number of Deferral Units payable shall be converted to a like number of shares of Common

Performance Share Grant Agreement
Stock. Any fraction of a Deferral Unit will be paid to you on the relevant date in cash, the amount of which shall be determined using the Fair Market Value of the Common Stock.
     10. You will be required to satisfy all Federal, state and local tax and payroll withholding obligations, and any other withholding obligations, arising in respect of any distribution of, or right to receive any distribution of, shares of Common Stock or cash to you. You may elect in writing on or before the last day of the seventh month prior to the month during which the Optional Deferral Date occurs to pay any such required withholding obligations as a condition of your receipt of any distribution of shares of Common Stock or to have the number of shares of Common Stock reduced by the number of shares equivalent to the required tax withholding obligation based on the Fair Market Value of the Common Stock on the relevant anniversary of the Optional Deferral Date if payment is in installments or on the Optional Deferral Date in the case of the first installment or payment in the form of a lump sum. To the extent such required withholding obligations arise by reason of a deferral of Units, the amount of the Deferral Units will be reduced, if necessary, to pay such required tax withholding obligation.
     11. In the event of your death at any time after the Vesting Date, but prior to the payment of your Deferral Units, your account balance will be paid in a lump sum within 90 days after your death. The Deferral Units in your account on the date of your death will be converted to a like number of shares of Common Stock. Any fraction of a Deferral Unit will be paid on the relevant date in cash, the amount of which shall be determined using the Fair Market Value of the Common Stock.
     12. Any notice to you under this Grant Agreement shall be sufficient if in writing and if delivered to you or mailed to you at the address on record in the Executive Compensation Department. Any notice to the Company under this Grant Agreement shall be sufficient if in writing and if delivered to the Executive Compensation Department of the Company in Akron, Ohio, or mailed by registered mail directed to the Company for the attention of the Executive Compensation Department at 1144 East Market Street, Akron, Ohio 44316-0001. Either you or the Company may, by written notice, change the address. This Grant Agreement shall be construed and shall take effect in accordance with the laws of the State of Ohio.
     13. The obligations of the Company under this Grant Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and your rights will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Grant Agreement.
     14. It is intended that this Grant Agreement shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Grant Agreement shall be construed, administered and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent. Without limiting the foregoing, the Units shall not be deferred, accelerated, extended, paid out, settled, adjusted, substituted, exchanged or modified in a manner that would cause the award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise would subject you to the additional tax imposed under Section 409A of the Code.

Performance Share Grant Agreement
     Notwithstanding anything contained in this Grant Agreement to the contrary, if you are a “specified employee,” within the meaning of Section 409A of the Code, with December 31 being the specified employee identification date and the following January 1 being the specified employee effective date, on the date you incur a separation from service, then to the extent required in order to comply with Section 409A of the Code, all payments under this Grant Agreement that constitute a “deferral of compensation” within the meaning of Section 409A of the Code, that are provided as a result of a separation from service and that would otherwise be paid during the first six months following such separation from service shall be accumulated through and paid (together with interest on any cash amounts at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the date of termination) on the first business day that is more than six months following your separation from service (or, if you die during such six-month period, within 90 days after your death).
     15. The Board of Directors may only terminate the provisions of this Grant Agreement with respect to compensation deferred hereunder (referred to in this Section 15 as the “plan”) pursuant to the following conditions:
     (a) The Company may terminate and liquidate the plan within 12 months of a corporate dissolution taxed under Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the plan are included in your gross income in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received): (1) the calendar year in which the plan termination and liquidation occurs; (2) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (3) the first calendar year in which the payment is administratively practicable.
     (b) The Company may terminate and liquidate the plan pursuant to irrevocable action taken by the Board of Directors within the 30 days preceding or the 12 months following a change in control event (as defined in Treasury Regulation §1.409A-3(i)(5)), provided that this paragraph will only apply to a payment under the plan if all agreements, methods, programs and other arrangements sponsored by the Company immediately after the time of the change in control event with respect to which deferrals of compensation are treated as having been deferred under a single plan under Treasury Regulation §1.409A-1(c) are terminated and liquidated with respect to each participant that experienced the change in control event, so that under the terms of the termination and liquidation all such participants are required to receive all amounts of compensation deferred under the terminated agreements, methods, programs and other arrangements within 12 months of the date the Company irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs and other arrangements.
     (c) The Company may terminate and liquidate the plan, provided that (1) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company; (2) the Company terminates and liquidates all

Performance Share Grant Agreement
agreements, methods, programs and other arrangements sponsored by the Company that would be aggregated with any terminated and liquidated agreements, methods, programs and other arrangements under Treasury Regulation §1.409A-1(c) if any participant had deferrals of compensation under all of the agreements, methods, programs and other arrangements that are terminated and liquidated; (3) no payments in liquidation of the plan are made within 12 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the plan other than payments that would be payable under the terms of the plan if the action to terminate and liquidate the plan had not occurred; (4) all payments are made within 24 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the plan; and (5) the Company does not adopt a new plan that would be aggregated with any terminated and liquidated plan under Treasury Regulation §1.409A-1(c) if the same service provider participated in both plans, at any time within three years following the date the Company takes all necessary action to irrevocably terminate and liquidate the plan.